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                                                                   EXHIBIT 10.15


                           STOCK REPURCHASE AGREEMENT


        STOCK REPURCHASE AGREEMENT (the "Agreement") is entered into as of September 10, 1998 by and among CKE RESTAURANTS, INC., a Delaware corporation (the "Seller"), and STAR BUFFET, INC., a Delaware corporation (the "Buyer" or the "Company").


                                R E C I T A L S:

        A. The Seller owns 2,000,000 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock") of the Company, representing approximately 36.7% of the issued and outstanding shares of Common Stock of the Company; and

        B. The Seller desires to sell and transfer to the Company, and the Company desires to repurchase from the Seller, the Shares, for the consideration and on the terms provided herein; and

        C. The Board of Directors of the Company, in consultation with its independent legal and financial advisors, has unanimously (with certain directors abstaining) approved the transactions contemplated by this Agreement and determined that the repurchase of the Shares at the negotiated Repurchase Price is fair to and in the best interests of the Company and its stockholders.

        NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                              REPURCHASE OF SHARES

        Section 1.1. Repurchase of Shares. The Company repurchases from the Seller, and Seller hereby sells, assigns, transfers, conveys and delivers to the Company, all of the Seller's right, title and interest in and to the Shares. As consideration for the repurchase of the Shares, the Company shall pay to the Seller a repurchase price of Six and 25/100 Dollars ($6.25) per Share, or an aggregate repurchase price of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Repurchase Price"). The Repurchase Price shall be paid to Seller, against delivery of the certificates representing the Shares, duly endorsed for transfer or accompanied by appropriate stock powers, as follows:
(a) Five Million Dollars ($5,000,000) shall be paid in cash, by wire transfer of immediately available funds, concurrently with the execution and delivery hereof, and (b) Seven Million Five Hundred Thousand Dollars ($7,500,000) shall be paid pursuant to the Company's Secured Promissory Note in the form attached hereto as Exhibit A (the "Note"), which shall be secured by a pledge of the Shares pursuant to a Pledge Agreement in the form attached hereto as Exhibit B (the "Pledge Agreement") to be executed and delivered by the Company and Seller.



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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Seller as follows:

        Section 2.1.  Organization and Authority; No Conflicts.

               (a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as it is now being conducted, and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (b) No Conflicts. The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company, (ii) a breach of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company (with or without notice, lapse of time or both) pursuant to, any material contracts binding upon the Company, or (iii) to the knowledge of the Company, a violation of any applicable Law or any governmental or non-governmental permit or license to which the Company is subject.

        Section 2.2. SEC Documents; Financial Statements. The Company has provided or made available to the Seller true and correct copies of all reports, schedules, forms, statements, exhibits and other documents filed with the Securities and Exchange Commission (the "Commission") by the Company under or pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 1997 (the "Company SEC Documents"), all of which were timely filed with the Commission. As of their respective dates, or as subsequently amended prior to the date of this Agreement, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        Section 2.3. Consents and Approvals. No notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations or approvals required to be obtained by the Company from, any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or governmental entity ("Person"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.


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        Section 2.4. Disclosure. No representation or warranty of the Company contained in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein, taken as a whole and in light of the circumstances under which they were made, not misleading.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller represents and warrants to the Company as follows:

        Section 3.1.  Organization and Authority; No Conflicts.

               (a) Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as it is now being conducted, and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (b) No Conflicts. The execution, delivery and performance of this Agreement by the Seller does not, and the consummation by the Seller of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Seller, (ii) a breach of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Seller (with or without notice, lapse of time or both) pursuant to, any material contracts binding upon the Seller, (iii) to the knowledge of the Seller, a violation of any applicable Law or governmental or non-governmental permit or license to which the Seller is subject, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to materially delay or materially impair the ability of the Seller to consummate the transactions contemplated by this Agreement, and except for the requirement to obtain a release from Banque Paribas, as Agent, of its lien on the Shares granted by the Seller pursuant to the Amended and Restated Credit Agreement, dated as of April 1, 1998, by and among the Seller, Banque Paribas, as agent, and the Lenders party thereto.

        Section 3.2. Ownership of Shares. Upon transfer and delivery of the Shares by the Seller hereunder to the Company as provided herein, the Company shall acquire good and marketable title to the Shares, free and clear of all liens, claims and encumbrances.

        Section 3.3. Disclosure. No representation or warranty of the Seller contained in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein, taken as whole and in light of the circumstances under which they were made, not misleading.


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                                   ARTICLE IV

                     COVENANTS AND AGREEMENTS OF THE PARTIES

        Section 4.1. Amendment of Certain Stock Option Agreements. The Company shall enter into such amendments to the Stock Option Agreements between the Company and Messrs. William P. Foley II and C. Thomas Thompson to provide that their options to purchase shares of the Company's Common Stock shall continue in full force and effect notwithstanding their resignations from the Board of Directors of the Company.

        Section 4.2. Financing. The Company shall use best efforts to secure such financing as may be necessary for the Company to timely satisfy and discharge its payment obligations under the Note.

        Section 4.3. Further Assurances. At any time after the Closing Date, the Company and the Seller shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the Seller or the Company, as the case may be, and necessary for the Seller or the Company, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

        Section 4.4. Release and Waiver. Effective upon the consummation of the transactions contemplated hereby, each of the parties hereto, for itself and its Subsidiaries, and for each of their respective principals, partners, fiduciaries, affiliates, managers, directors, stockholders, officers, agents and employees and for the predecessors, successors and assigns of each of them (the "Releasing Persons"), does hereby forever and unconditionally release, acquit and discharge each of the other party hereto and such other party's Subsidiaries and each of their respective principals, partners, fiduciaries, affiliates, managers, directors, stockholders, officers, agents and employees, and the predecessors, successors and assigns of each of them (collectively the "Released Persons"), from and with respect to any and all claims, demands, judgments, losses, contracts, obligations, actions, causes of action, suits or liabilities of whatever kind or nature, whether known or unknown, whether suspected or unsuspected, whether in law or in equity, which the Releasing Persons had or have or may claim to have against any Released Person based upon or for any matter, thing, event, circumstances, relationship, contract, act or omission which occurred on or prior to the Closing Date, including, without limitation, those which (i) arise directly or indirectly out of the ownership by the Seller of the Shares, including without limitation claims which the Seller has or believes it may have as a stockholder relating to fiduciary duties of directors or officers, disclosure or similar matters, or (ii) arise directly or indirectly out of the Business Services Agreement or the performance by the Seller or the Company of their respective obligations thereunder (collectively, the "Claims"); provided, however, that nothing contained herein shall release any Claim with respect to or arising out of this Agreement, Note, the Pledge Agreement, the Contribution Agreement by and among the Company and the Seller, among others, or the Business Services Agreement between the Company and the Seller.

        It is the intent of the parties that the above release constitute a general release of the Claims.


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        IN AGREEING TO THE ABOVE GENERAL RELEASE OF CLAIMS, EACH OF THE COMPANY
AND THE SELLER HEREBY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS WHICH IT MAY HAVE UNDER THE PROVISIONS OF SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH SECTION READS AS FOLLOWS:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."


                                    ARTICLE V

                                 INDEMNIFICATION

        Section 5.1. Indemnification by the Company. The Company shall indemnify, defend and hold harmless the Seller against and in respect of all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and reasonable expenses incurred in investigating, preparing or defending any claims covered hereby) (collectively, "Losses") sustained or incurred arising out of, based upon or otherwise in respect of (i) any breaches of or inaccuracy in the Company's representations, warranties, covenants and agreements set forth in this Agreement, or (ii) any action, suit, proceeding or claim by a stockholder of the Company (in such capacity) challenging or seeking to prevent the transactions contemplated by this Agreement.

        Section 5.2. Indemnification by the Seller. The Seller shall indemnify, defend and hold harmless the Company against and in respect of all Losses sustained or incurred arising out of, based upon or otherwise in respect of (i) any breaches of or inaccuracy in the Seller's representations, warranties, covenants and agreements set forth in this Agreement, or (ii) any action, suit, proceeding or claim by a stockholder of the Seller (in such capacity) challenging or seeking to prevent the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                  MISCELLANEOUS

        Section 6.1. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        Section 6.2. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses incurred in connection with this Agreement and the transactions contemplated hereby.


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        Section 6.3. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

        Section 6.4. Entire Agreement. This Agreement (including all Exhibits and Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

        Section 6.5. Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

        Section 6.6. Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement (other than Section 5.1), express or implied, is intended to confer upon any Person other than the Company, the Seller, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

        Section 6.7. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

        Section 6.8. Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        Section 6.9. Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

        (a)    if to the Company, to:       Star Buffet, Inc.
                                            440 Lawndale Drive
                                            Salt Lake City, Utah  84115-2917
                                            Fax (801) 463-5585
                                            Attention: Robert E. Wheaton,
                                            Chief Executive Officer

        (b)    if to the Seller, to:        CKE Restaurants,  Inc.
                                            3916 State Street, Suite 300
                                            Santa Barbara, California  93105
                                            Fax (805) 898-7149
                                            Attention: Andrew F. Puzder,
                                            Executive Vice President and
                                            General Counsel

Any notice given by mail shall be effective when received.


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        Section 6.10. Governing Law; Submission to Jurisdiction; Selection of
Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without reference to the choice of law principles thereof. each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Central District of California or the Supreme Court of the State of California located in the County of Orange, California (the "Chosen Courts") and (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees that venue is proper in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.

        Section 6.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

        IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                                             STAR BUFFET, INC.



                                             By: /s/ ROBERT E. WHEATON
                                                 -------------------------------
                                                 Name: Robert E. Wheaton
                                                 Title: Chief Executive Officer


                                             CKE RESTAURANTS, INC.


                                             By: /s/ ANDREW F. PUZDER
                                                 -------------------------------
                                                 Name: Andrew F. Puzder
                                                 Title: Executive Vice President
                                                 and General Counsel



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